UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2023 (the “Effective Date”), Faraday Future Intelligent Electric Inc. (the “Company”), FF Top Holding LLC, a Delaware limited liability company (“FF Top”), and solely for purposes of certain amendments to the Heads of Agreement (as defined below), FF Global Partners LLC, a Delaware limited liability company (“FF Global”), entered into an Amended and Restated Shareholder Agreement (the “Amended Shareholder Agreement”), which amended and restated that certain Shareholder Agreement, dated as of July 21, 2022, by and between the Company and FF Top (the “Original Shareholder Agreement”), as amended by that certain Heads of Agreement (as amended, supplemented or otherwise modified on or prior to the Effective Date, the “Heads of Agreement”), dated as of September 23, 2022, by and between the Company, FF Global and FF Top.

Board Designation Right

Pursuant to the Amended Shareholder Agreement, FF Top has the right to nominate for election to the Company’s board of directors (the “Board”) four designees (the “FF Top Designees”) until the first date on which FF Top has ceased to beneficially own at least 21,333,530 shares of the Company’s common stock (the “Common Stock,” and such share amount the “Minimum Share Amount”) for at least 365 consecutive days. The Minimum Share Amount is subject to adjustment in connection with any stock split, reverse stock split or other similar corporate action after the date of the Amended Shareholder Agreement. Under the Amended Shareholder Agreement, FF Top shall be deemed to continue to hold the Minimum Share Amount if its beneficial ownership falls below the Minimum Share Amount as a result of a transaction entered into by FF Top to facilitate a Company financing (a “Financing Facilitation Transaction”) until FF Top disposes of further shares in a transaction (other than a Financing Facilitation Transaction), following which FF Top does not beneficially own a number of shares of Common Stock at least equal to the Minimum Share Amount. Following the termination of FF Top’s right to nominate four FF Top Designees, FF Top shall continue to have the right to nominate a number of FF Top Designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of shareholders of the Company at which directors are to be elected (the “Shareholder Share Percentage”), rounding up to the next whole director. The Amended Shareholder Agreement also requires the Company to take all Necessary Action (as defined in the Amended Shareholder Agreement) to cause to be appointed to any committee of the Board a number of FF Top Designees that corresponds to the proportion that the number of directors FF Top has the right to designate to the Board bears to the total number of directors on the Board, to the extent such FF Top Designees are permitted to serve on such committees under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and applicable listing rules. The FF Top Designees are required to include two independent directors for so long as FF Top is entitled to nominate four FF Top Designees, and the Company is at all times required to cause the Board to include a sufficient number of independent directors who are not FF Top Designees to comply with applicable listing standards, unless and until the Company becomes a “controlled company” under relevant listing exchange rules. Additionally, the size of the Board may not be increased without FF Top’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (with it being reasonable for FF Top to withhold its consent to any change in the size of the Board that would result in a decrease in the proportion or percentage of the members of the Board who are FF Top Designees).

FF Top shall have the right to fill any vacancies created on the Board at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee. Further, FF Top has the right at any time, and from time to time, to remove any FF Top Designee, and FF Top has the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, all “Necessary Action” (as defined in the Amended Shareholder Agreement) to fill such vacancies or effect such removals in accordance with the Amended Shareholder Agreement.

The appointment or nomination for election of FF Top Designees (other than the FF Top Designees for the 2023 annual meeting of shareholders, the appointment of whom shall be governed by the Heads of Agreement, as amended by the Amended Shareholder Agreement) will be subject to the reasonable verification and/or approval by the Nominating and Corporate Governance Committee of the Board based on the criteria set forth in the Amended Shareholder Agreement (collectively, the “Criteria”).

If any FF Top Designee fails to be elected at any meeting of the Company’s shareholders, then, upon FF Top’s request in writing, the Company shall promptly expand the size of the Board by a number of seats equal to the number of non-elected FF Top Designees, and FF Top shall have the exclusive right to fill the vacancy or vacancies on the Board created by such expansion (provided the individual or individuals who shall fill such vacancy or vacancies shall not be the same FF Top Designees who failed to get elected, without prejudice to FF Top’s right to re-designate the non-elected FF Top Designees as FF Top Designees in any other circumstance), and such new FF Top Designees shall be appointed to the Board by the Board promptly following their having been approved or deemed approved in accordance with the Criteria and procedures set forth in the Amended Shareholder Agreement. Immediately prior to (and effective as of) the first meeting of shareholders following such expansion of the Board, the Board shall cause the size of the Board to be decreased back to seven. This Board expansion right shall cease to have any further force or effect at such time as the voting power of each share of the Company’s Class B Common Stock, by operation of the Company’s certificate of incorporation (as amended from time to time, the “Charter”), shall be 20 votes per share.

Each FF Top Designee shall be entitled to the same indemnification and other rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. Pursuant to the Amended Shareholder Agreement, the Company also acknowledges that, to the extent that the FF Top Designees serving on the Board have rights to indemnification, advancement of expenses and/or insurance provided by FF Top or one or more of their respective affiliates (collectively, the “Secondary Indemnitors”), the Company’s and its insurers’ obligations under any indemnification agreements entered into with FF Top Designees shall remain primary.

Agreement Not to Elect to Be a Controlled Company

Pursuant to the Amended Shareholder Agreement, until the occurrence of a Qualifying Equity Market Capitalization (as defined in the Charter, but substituting “$3 billion” in place of “$20 billion”), the Company agrees not to elect to be treated as a “controlled company” as defined under the rules of the securities exchange on which the Company is listed.

Cooperation Regarding FF Top’s Pledges, Hypothecation or Grant of Shares of the Company’s Common Stock

Pursuant to the Amended Shareholder Agreement, the Company agrees to cooperate with any written requests by FF Top relating to any such pledge of any of the shares of Common Stock of the Company owned by FF Top, or hypothecation or grant thereof, including delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and, subject to applicable law (as defined in the Amended Shareholder Agreement), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

Charter Amendments

FF Top has informed the Company that FF Top expects the following proposals will be submitted to the Company’s shareholders for approval. Upon FF Top’s written request (an “Amendment Request”), the Company shall submit for approval by the Company’s shareholders, at each annual and special meeting of the Company’s shareholders held during a reasonable number of years (which shall not be, in any event, fewer than seven years) following the date of the Amendment Request, binding proposals to amend the Charter to incorporate each of the amendments described below (the “Charter Amendments”), and to recommend in favor of such Charter Amendments at each such meeting and solicit proxies in favor of each such Charter Amendment at each such meeting using a well-regarded proxy solicitation firm. Each Charter Amendment is required to be in such form as FF Top, acting reasonably, shall approve:

●	Amend Section 4.5(a) of the Charter (and any other applicable provisions thereof, if any) to provide that (i) the voting power of the Company’s Class B Common Stock shall be 10 votes per share with effect immediately upon the Company’s shareholders’ approval of such amendment and (ii) the voting power of the Company’s Class B Common Stock shall increase from 10 votes per share to 20 votes per share immediately following the Company achieving a Qualifying Equity Market Capitalization (substituting $3 billion for $20 billion in the definition of “Qualifying Equity Market Capitalization”).

●	Amend Section 6.1 of the Charter (and any other applicable provisions thereof, if any) to provide that FF Top shall have the right to nominate, remove and/or replace FF Top Designees whom it is entitled to nominate pursuant to the Amended Shareholder Agreement by written consent, with such conforming changes to the certificate of incorporation as are required to give legal effect to the right to act by written consent under Delaware law.

●	Further amend Section 6.1 of the Charter (and any other applicable provisions thereof, if any) to provide that for so long as FF Top continues to hold at least 32,640,300 shares of Common Stock (as such number may be adjusted due to any stock split, reverse stock split or other similar corporate action after January 13, 2023), the Company’s shareholders shall be entitled to act by written consent by the signature of (a) the requisite number of shareholders required to pass such proposal at a meeting at which all shareholders entitled to vote on such proposal are present together with (b) FF Top.

●	Further amend the Charter to provide that none of the rights afforded to FF Top in the Charter or in the Company’s Amended and Restated Bylaws (the “Bylaws”) shall be amended without (a) unanimous approval of the Board and (b) the approval by (i) holders of two-thirds of all of the Company’s issued and outstanding shares of Common Stock, voting together as a single class and (ii) holders of a majority of the Company’s issued and outstanding shares of Class B Common Stock, voting together as a separate class.

If, when FF Top first delivers an Amendment Request, the Company’s next annual meeting is scheduled to be held more than 120 days after the date of such request (or the Company has already mailed a definitive proxy statement with respect to the Company’s next annual meeting of shareholders), the Company shall promptly call a special meeting of its shareholders to consider and vote upon the Charter Amendments, with the same recommendation and solicitation obligations of the Board described above. Promptly upon receipt of an Amendment Request, the Company shall also, in cooperation with FF Top, make such conforming changes to the Bylaws as may reasonably be requested by FF Top to make them consistent with the Charter Amendments.

Consent Right Relating to Nasdaq Rule 5635(d) Issuances

Pursuant to the Amended Shareholder Agreement, the Company has agreed not to enter into any transaction or series of related transactions that would require a shareholder vote under Nasdaq Listing Rule 5635(d) (without giving effect to Section 5635(f) thereof) without FF Top’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed. Such consent right expires upon the earlier of (a) the conversion of the voting power of the Company’s Class B Common Stock from one vote per share to 10 votes per share and (b) the first date on which FF Top has ceased to beneficially own a number of shares of Common Stock at least equal to the Minimum Share Amount.

Voting Agreement Restrictions and Modification to the ATW Securities Purchase Agreement

Pursuant to the Amended Shareholder Agreement, the Company has agreed that the investors under that certain Securities Purchase Agreement, dated as of August 14, 2022 (as amended from time to time in accordance with the terms thereof) (the “SPA”), shall have, by operation of the Amended Shareholder Agreement and irrespective of any provision of the SPA to the contrary, the right to enter into any voting agreement or grant a voting proxy, at any time and on any terms, with or to FF Top with respect to any shares of Common Stock held by such investor, and that the Company shall take any and all such further action as may be necessary or desirous to give full effect to the foregoing (including without limitation, irrevocably waiving any rights that the Company may have to restrict the entry by any such persons into any such voting agreements or voting proxies pursuant to the SPA or otherwise and, solely to the extent required, amending the SPA). Each party to the SPA is a third-party beneficiary of, and may enforce, the foregoing provision under the Amended Shareholder Agreement; however, the Company and FF Top are permitted, acting alone without the consent of any such third-party beneficiary, to amend such provision in writing.

Agreement to Vote in Favor of Increasing the Company’s Authorized Shares

Pursuant to the Amended Shareholder Agreement, FF Top has agreed to vote all shares of Common Stock that it beneficially owns in favor of an increase in the Company’s authorized shares of Class A Common Stock from 815 million to 1.69 billion (as such number may be adjusted due to any stock split, reverse stock split or other similar corporate action after January 13, 2023) at the next meeting of the Company’s shareholders held to consider such proposal (as such meeting may be adjourned or postponed). FF Top has also agreed not to transfer, convert or otherwise take any action that would result in the conversion of any shares of Class B Common Stock into Class A Common Stock of the Company prior to the Company’s receipt of shareholder approval for an increase in the number of authorized shares of Class A Common Stock in accordance with the foregoing.

Mutual Release

Pursuant to the Amended Shareholder Agreement, FF Top released and waived any and all claims it or any other “FF Top Parties” (i.e., FF Top, FF Peak Holding LLC, a Delaware limited liability company, Pacific Technology Holding LLC, a Delaware limited liability company, FF Global and each of their affiliates, and their respective successors and assigns) may have had against the Company and the Company Parties (described below; such claims, the “FF Top Claims”) relating to matters occurring at any time after September 23, 2022 but prior to the execution of the Amended Shareholder Agreement (the “FF Top Release”). The FF Top Release does not (i) release any FF Top Claim or right that existed on or prior to September 23, 2022 but was not released pursuant to that certain Mutual Release, dated as of September 23, 2022, by and among the Company, FF Top, FF Global Partners LLC and the other parties thereto (the “Prior Release”) or (ii) release any claim or right under (or terminate) any agreement between one or more FF Top Parties on the one hand, and one or more Company Parties on the other hand (including without limitation the Amended Shareholder Agreement, the Heads of Agreement and the Prior Release).

The Company also released and waived any and all claims it or any other “Company Parties” (i.e., the Company and each of the Company’s controlled affiliates, each individual currently serving as a director or on the management team of the Company or any of its controlled affiliates, and the respective successors and assigns of any of the foregoing) may have against FF Top Parties relating to any matters occurring at any time after September 23, 2022 but prior to the execution of the Amended Shareholder Agreement; provided that the Company Release does not (i) release any claim or right that existed on or prior to September 23, 2022 but was not released pursuant to the Prior Release or (ii) release any claim or right under (or terminate) any agreement between one or more FF Top Parties on the one hand, and one or more Company Parties on the other hand (including without limitation the Amended Shareholder Agreement, Heads of Agreement and the Prior Release).

Amendment to Heads of Agreement

In the Amended Shareholder Agreement, the Company, FF Global and FF Top also agreed that (i) the “Executive Chairperson Resignation Condition” and the “Implementation Condition” (in each case as defined in the Heads of Agreement) have been satisfied and (ii) there are no Definitive Documents (as such term is defined in the Heads of Agreement) beyond the Heads of Agreement and the Amended Shareholder Agreement. The Company, FF Global and FF Top also agreed to certain other amendments to the Heads of Agreement in the Amended Shareholder Agreement, including (x) the deletion of the statement in the Heads of Agreement that “there is no change to FFIE’s Class A/B share structure (including 10x Class B voting rights upon $20 billion market capitalization)” and (y) amendments to the process for selecting the Board’s director nominees at the Company’s next annual meeting to (A) reflect that the Company’s next annual meeting after the date of the Heads of Agreement will be held in 2023 and not in 2022, (B) update the process for selecting the Board’s 2023 director nominees to eliminate need for a recruiting firm and (C) reflect FF Top’s right under the Amended Shareholder Agreement to nominate four FF Top Designees to the Board.

The above description of the Amended Shareholder Agreement does not purport to be complete and is qualified in its entirety by the complete text of such agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On January 17, 2023, the Company issued a press release announcing the Amended Shareholder Agreement and that it has reached a non-binding Cooperation Framework Agreement with the China Huanggang Government (“City of Huanggang”) for the promotion of the Company’s dual-home market strategy. Pursuant to the Framework Agreement, which is subject to negotiation and execution of binding definitive documentation, Huanggang is expected to actively assist the Company in implementing its industrial layout in Huanggang City, Hubei Province, China, deploying relevant resources and supporting the Company’s business in Huanggang, including financial and policy support. The Company is expected to locate its China headquarters in Huanggang City, which is expected to be jointly funded by the Company and the Huanggang Government guide fund and industrial fund.

The Company’s dual-home strategy focuses on the Chinese and U.S. markets. Approximately two-thirds of the total non-binding pre-orders of the FF 91 are from customers based in China.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include among other things statements regarding the potential timing for holding the Company’s next annual stockholders meeting, the possibility of a future stock split, reverse stock split or other similar corporate action after January 13, 2023 and the Framework Agreement are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement complies with Nasdaq listing requirements, the market performance of the Company’s Common Stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on December 23, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Amended and Restated Shareholder Agreement, dated as of January 13, 2023, by and between Faraday Future Intelligent Electric Inc. and FF Top Holding LLC.
99.1	Press Release dated January 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: January 17, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer